Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Warrior Met Coal, Inc. 2017 Equity Incentive Plan of our report dated March 7, 2017 with respect to the consolidated financial statements of Warrior Met Coal, Inc., included in the Registration Statement (Form S-1 No. 333-216499), as amended, and related Prospectus filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Birmingham, Alabama

April 19, 2017